Exhibit 23(a)

                          Jones, Jensen & Company, LLC
                  Certified Public Accountants and Consultants


                        CONSENT OF INDEPENDENT AUDITORS'


Board of Directors
Sytron, Inc. and subsidiaries
Broomfield, Colorado


We consent to the use in this Registration Statement of Sytron, Inc. and Subsidiaries on Form SB-2, of our report dated November 20, 1998 of Sytron, Inc. and Subsidiaries for the years ended September 30, 1998 and 1997, which are part of this Registration Statement, and to all references to our firm included in this Registration Statement.


/s/  Jones, Jensen & Company
--------------------------------
Jones, Jensen & Company
Salt Lake City, Utah
February 3, 1999